Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked "[***]" in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Exhibit 10.54
THIRTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT (this “Amendment”), dated December 21, 2015, is entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and HESKA CORPORATION, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”), and HESKA IMAGING US, LLC, a Delaware limited liability company (“Heska Imaging”) (each of Heska, Diamond and Heska Imaging may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”).
Recitals
Borrowers Heska and Diamond and Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as amended from time to time, the “Credit Agreement”).
Each Borrower has requested that certain amendments be made to the Credit Agreement, which amendments Lender is willing to make pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1.Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions:
“Maturity Date” means December 31, 2017.
2.    Spread. Section 2.7 of the Credit Agreement is hereby amended to read it its entirety as follows:
“Section 2.7    Spread. The spread (the “Spread”) means two and one quarter of one percent (2.25%).”
3.    Minimum Interest Charge. Section 2.8(d) of the Credit Agreement is hereby amended to read it its entirety as follows:
“(d)    Minimum Interest Charge. Notwithstanding Sections 2.8(a), 2.8(b), 2.8(c) and 2.8(e), the Borrowers shall pay to the Lender interest of not less than $75,000 per calendar year (the “Minimum Interest Charge”), and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.8(a), 2.8(b) or 2.8(c), plus the amount of any unused line fee calculated under Section 2.9(a) on the date and in the manner provided in Section 2.10; provided, however, that if the period for which the Minimum Interest Charge is being

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked "[***]" in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

calculated is shorter than one year, such amount shall be prorated on a per diem basis for such shorter period.”
4.    Reporting. Section 6.1(d) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(d)    sales journals, collection reports and credit memos of each Borrower (i) monthly, as long as Availability is at least $4,500,000, and (ii) weekly if Availability is at least the greater of (A) $4,500,000 or (B) thirty percent (30%) of the Maximum Line (or more frequently if Lender so requires).”
5.    Investments. Section 7.4(a)(x) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(x)    unless a Default Period exists or would exist immediately after or as a result of any such purchase or investment, a purchase of assets of, or an investment in an equity position in, a company in a related industry, not to exceed $6,000,000 in cash (including existing cash or cash obtained by one or more Revolving Advances to complete any such purchase or investment, but excluding the value of any non-cash consideration for any such purchase or investment) in the aggregate during any fiscal year, provided that Availability (assuming for purposes of such calculation, that such purchase or investment had already been made) during the 90 days prior to and immediately following such purchase or investment is greater than $2,000,000 at all times, and provided further than (A) in the case of an investment resulting in a new Subsidiary, such Subsidiary delivers, concurrently with the closing of the investment, the items set forth in clause (b)(i) below, and (B) within forty-five (45) Banking Days (or such later date as Lender agrees in its sole discretion) prior to the consummation of such proposed investment or purchase, Borrower shall have delivered to Lender such documents and agreements, information and reports relating to the proposed equity investment or acquisition as Lender may reasonably request.”
6.    Compliance Certificate. Exhibit B to the Credit Agreement is replaced in its entirety by Exhibit A to this Amendment.
7.    Change in Notice Information. Pursuant to Section 9.5 of the Credit Agreement, Lender hereby gives Borrowers notice that Lender’s notice address shall be:
Wells Fargo Bank, National Association
MAC C7300-122
1740 Broadway
Denver, Colorado 80274
Telecopier: [***]
Attention: [***]

8.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
9.    Amendment Fee. Each Borrower agrees, jointly and severally, to pay Lender as of the date hereof a fully earned, non-refundable fee in the amount of $25,000 in consideration of Lender’s execution and delivery of this Amendment.
10.    Conditions Precedent. This Amendment shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender:
(a)    A Third Amendment to Patent and Trademark Security Agreement, duly executed by Heska.
(b)    Payment of the fee described in paragraph 9.
(c)    Such other matters as the Lender may require.
11.    Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:
(a)    The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder, and to perform all of its obligations hereunder and thereunder, and this Amendment and such other agreements and instruments have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.
(b)    The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder, have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.
(c)    All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
12.    No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or

Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
13.    Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
14.    Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 9 of this Amendment.
15.    Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
[Signature Pages Follow]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked "[***]" in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION		DIAMOND ANIMAL HEALTH, INC.
By	/s/ Jason Napolitano	By	/s/ Jason Napolitano
	Its Chief Financial Officer		Its Chief Financial Officer

HESKA IMAGING US, LLC
By	/s/ Jason Napolitano
Its Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By	[***]
[***], Authorized Signatory

Signature Page to Thirteenth Amendment to Third Amended and Restated
Credit and Security Agreement

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked "[***]" in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Exhibit A to Thirteenth Amendment
“Exhibit B to Third Amended and Restated
Credit Agreement
Compliance Certificate

To:	[***]
Wells Fargo Bank, National Association

Date:	__________________, 20__

Subject:	Heska Corporation Financial Statements

In accordance with our Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (the “Credit Agreement”), attached are the financial statements of Heska Corporation (“Heska”) as of and for ________________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.
I certify that, to the best of my knowledge, the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of its operations as of the date thereof.
Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.
I hereby certify to the Lender as follows:

☐	The Reporting Date does not mark the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below except paragraph 4.

☐	The Reporting Date marks the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below.

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Financial Covenants. I further hereby certify as follows:
1.    Minimum Individual Book Net Worth. Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, Heska's Book Net Worth was $_________________, Diamond's Book Net Worth was $_________________, and Heska Imaging’s Book Net Worth was $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amounts be no less than $1.00 on the Reporting Date.
2.    Fixed Charge Coverage Ratio. Pursuant to Section 6.16 of the Credit Agreement, commencing with the month ended January 31, 2015, as of the Reporting Date, Borrowers’ Fixed Charge Coverage ratio was, on a consolidated basis, ___:1.00, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not less than 1.50:1.00.
Attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.
HESKA CORPORATION

By _____________________________________
Its ___________________________________”

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